Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

BioHiTech Global Announces Registered Direct Offering of its Common Stock

CHESTNUT RIDGE, NY – September 6, 2019 (PRNewswire) – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, today announced it has entered into agreements for the sale of 1,750,000 shares of common stock in a registered direct offering at a price of $1.80 per share.

The estimated net proceeds to BioHiTech from the registered direct offering are expected to be approximately $2.8 million after deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about September 9, 2019 subject to the satisfaction of customary closing conditions.

Spartan Capital Securities, LLC is acting as the exclusive placement agent for this offering.

The offering was made pursuant to an effective shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering is being filed with the Securities and Exchange Commission. Copies of the prospectus supplement relating to the offering, together with the accompanying base prospectus included in the registration statement, may be obtained from the Securities and Exchange Commission at www.sec.gov, or from the Company at 80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977, Telephone (845) 262-1081. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained from Spartan Capital Securities, LLC, 45 Broadway, New York, NY 10006, at (212) 293-0123.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.   Our cost-effective technology solutions include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. Our unique solutions enable businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. For more information, please visit www.biohitech.com.

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Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Rich Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

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